Exhibit 99.2

RIVIERA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On November 22, 2019, Riviera Resources, Inc., (“Riviera” or the “Company”) completed the sale of its interest in its remaining properties located in the Hugoton Basin (“the Hugoton Basin Assets Sale”) to Scout Energy Group V, LP (the “Buyer”) under a Purchase and Sale Agreement dated August 28, 2019 (the “Purchase Agreement”) for a purchase price of approximately $287 million. During the nine months ended September 30, 2019, the Company recorded a noncash impairment charge of approximately $95 million to reduce the carrying value of these assets to fair value.

In connection with the Hugoton Basin Assets Sale, the Buyer also acquired the Company’s interests in Mayzure, LLC (“Mayzure”), including the term overriding royalty interest in helium produced from certain oil and natural gas properties in the Hugoton Basin that Riviera contributed to Mayzure in March 2019 (the “VPP Interests”). On March 20, 2019, Mayzure issued 5.16% senior secured notes in the amount of approximately $82 million, due September 20, 2028 (the “Mayzure Notes”), which are secured by the VPP interests. Neither Riviera, nor any of its subsidiaries other than Mayzure, have guaranteed the Mayzure Notes. In consideration for the distribution of the VPP Interests, Mayzure contributed the net proceeds from the issuance of the Mayzure Notes to Riviera. Financing fees and expenses of approximately $3 million were incurred in connection with the Mayzure Notes. As of September 30, 2019, the Company made repayments of approximately $5 million.

The following unaudited pro forma financial information gives effect to the completion of the Hugoton Basin Assets Sale.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 gives effect to the Hugoton Basin Assets Sale as if it had been completed as of September 30, 2019. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018, gives effect to the Hugoton Basin Assets Sale as if it had been completed as of January 1, 2018.

The following unaudited pro forma condensed consolidated financial statements are derived from historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the transactions reflected therein had occurred on the dates indicated, nor are such financial statements necessarily indicative of the results of operations in future periods. The pro forma condensed consolidated financial statements do not include realization of cost savings expected to result from such transaction. The assumptions and estimates underlying the adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. The unaudited pro forma condensed consolidated financial information should also be read in conjunction with Riviera’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2018, and Riviera’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that effect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma condensed financial information reflect estimated and assumptions that the Company’s management believes to be reasonable.

RIVIERA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2019

(in thousands, except per share amounts)

	Riviera Resources, Inc. Historical	Pro Forma Adjustments		Riviera Resources, Inc. Pro-Forma
ASSETS
Current assets:
Cash and cash equivalents	$83,161	$286,530	(a)	$369,691
Accounts receivable – trade, net	67,156	(10,185	) (b)	56,971
Derivative instruments	14,132	—		14,132
Restricted cash	45,757	—		45,757
Other current assets	12,699	—		12,699
Assets held for sale	419,290	(414,428	) (c)	4,862

Total current assets	642,195	(138,083)		504,112

Noncurrent assets:
Oil and natural gas properties (successful efforts method), net	252,177	—		252,177
Other property and equipment, net	406,856	—		406,856
Derivative instruments	1,243	—		1,243
Other noncurrent assets	9,376	—		9,376

Total noncurrent assets	669,652	—		669,652

Total assets	$1,311,847	$(138,083)		$1,173,764

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$104,726	$(7,894	) (b)	$96,832
Derivative instruments	4,087	—		4,087
Other accrued liabilities	48,122	—		48,122
Liabilities held for sale	127,023	(127,023	) (c)	—

Total current liabilities	283,958	(134,917)		149,041

Noncurrent liabilities:
Credit facilities	61,100	—		61,100
Asset retirement obligations	52,143	—		52,143
Other noncurrent liabilities	13,210	—		13,210

Total noncurrent liabilities	126,453	—		126,453

Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value	—	—		—
Common Stock, $0.01 par value	586	—		586
Additional paid-in capital	1,115,483	—		1,115,483
Retained earnings	(214,633)	(3,166	) (d)	(217,799)

Total equity	901,436	(3,166)		898,270

Total liabilities and equity	$1,311,847	$(138,083)		$1,173,764

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

RIVIERA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2019

(in thousands, except per share amounts)

	Riviera Resources, Inc. Historical	Pro Forma Adjustments		Riviera Resources, Inc. Pro-Forma
Revenues and other:
Oil, natural gas and natural gas liquids sales	$194,131	$(68,574	) (e)	$125,557
Gains on commodity derivatives	12,673	—		12,673
Marketing revenues	166,569	(42,962	) (e)(f)	123,607
Other revenues	16,685	(15,569	) (e)	1,116

	390,058	(127,104)		262,954

Expenses:
Lease operating expenses	66,204	(18,439	) (e)	47,765
Transportation expenses	53,478	(38,232	) (e)	15,246
Marketing expenses	132,888	(33,533	) (e)	99,355
General and administrative expenses	49,434	—		49,434
Exploration costs	4,154	—		4,154
Depreciation, depletion and amortization	65,013	(23,223	) (g)	41,790
Impairment of assets held for sale	113,470	(95,000	) (h)	18,470
Taxes, other than income taxes	14,010	(7,933	) (e)	6,077
Gains on sale of assets and other, net	(24,967)	—		(24,967)

	473,684	(216,360)		257,324

Other income and (expenses):
Interest expense, net of amounts capitalized	(5,403)	2,512	(i)	(2,891)
Other, net	(708)	14	(i)	(694)

	(6,111)	2,526		(3,585)

Reorganization items, net	(756)	—		(756)

(Loss) income before income taxes	(90,493)	91,782		1,289
Income tax expense	129,092	(10,633	) (j)	118,459

Net loss	$(219,585)	$102,415		$(117,170)

Net loss per share - Basic	$(3.40)			$(1.81)

Net loss per share - Diluted	$(3.40)			$(1.81)

Weighted average shares outstanding - Basic	64,576			64,576

Weighted average shares outstanding - Diluted	64,576			64,576

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

RIVIERA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2018

(in thousands, except per share amounts)

	Riviera Resources, Inc. Historical	Pro Forma Adjustments		Riviera Resources, Inc. Pro-Forma
Revenues and other:
Oil, natural gas and natural gas liquids sales	$420,102	$(138,293	) (e)	$281,809
Losses on commodity derivatives	(23,404)	—		(23,404)
Marketing revenues	245,081	(100,002	) (e)	145,079
Other revenues	23,880	(20,876	) (e)	3,004

	665,659	(259,171)		406,488

Expenses:
Lease operating expenses	120,097	(23,929	) (e)	96,168
Transportation expenses	83,562	(50,086	) (e)	33,476
Marketing expenses	220,971	(88,611	) (e)	132,360
General and administrative expenses	245,291	—		245,291
Exploration costs	5,178	—		5,178
Depreciation, depletion and amortization	94,958	(32,041	) (g)	62,917
Impairment of long-lived assets	15,697	—		15,697
Taxes, other than income taxes	29,730	(12,208	) (e)	17,522
Gains on sale of assets and other, net	(208,598)	—		(208,598)

	606,886	(206,875)		400,011

Other income and (expenses):
Interest expense, net of amounts capitalized	(2,417)	—		(2,417)
Other, net	(677)	—		(677)

	(3,094)	—		(3,094)

Reorganization items, net	(5,159)	—		(5,159)

Income (loss) from continuing operations before income taxes	50,520	(52,296)		(1,776)
Income tax expense	29,587	(12,635	) (k)	16,952

Income (loss) from continuing operations	20,933	(39,661)		(18,728)
Income from discontinued operations, net of income taxes	19,674	—		19,674

Net income	$40,607	$(39,661)		$946

Income (loss) per share:
Income (loss) from continuing operations per share - Basic	$0.28			$(0.25)

Income (loss) from continuing operations per share - Diluted	$0.28			$(0.25)

Income from discontinued operations per share - Basic	$0.26			$0.26

Income from discontinued operations per share - Diluted	$0.26			$0.26

Net income per share - Basic	$0.54			$0.01

Net income per share - Diluted	$0.54			$0.01

Weighted average shares outstanding Basic	74,935			74,935

Weighted average shares outstanding Diluted	75,360			75,360

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

RIVIERA RESOURCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Historical Riviera Resources, Inc.

These amounts represent the Company’s condensed consolidated historical balance sheet and statements of operations. Amounts as of September 30, 2019 and for the nine months ended September 30, 2019, were derived from the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. Amounts for the year ended December 31, 2018, were derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the transaction, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the results following the transactions and events.

Pro Forma Adjustments

(a)	Amount represents cash proceeds received of approximately $287 million.

(b)	Reflects the elimination of outstanding accounts receivable – trade, net and accounts payable and accrued expenses.

(c)	The assets and liabilities associated with the Hugoton Basin Assets Sale were classified as “held for sale” on the historical condensed consolidated balance sheet at September 30, 2019.

The following table presents carrying amounts of the assets and liabilities of the Company’s properties classified as held for sale on the historical condensed consolidated balance sheet:

September 30, 2019
(in thousands)
Assets:
Oil and natural gas properties	$328,014
Other property and equipment	169,164
Other	12,250
Less impairment	(95,000)

Total assets held for sale	$414,428

Liabilities:
Asset retirement obligations	$38,117
Mayzure notes payable, net	74,030
Other	14,876

Total liabilities held for sale	$127,023

(d)	Amount represents additional impairment recorded on the Hugoton Basin Assets Sale due to the change in the purchase price from September 30, 2019 to closing.

(e)	Reflects the elimination of revenues and direct operating expenses associated with the Hugoton Basin Assets Sale.

(f)	Reflects the elimination of revenues including helium revenues from the VPP Interests.

(g)	Reflects a reduction of depreciation, depletion and amortization expense as a result of the Hugoton Basin Assets Sale.

(h)	Reflects the noncash impairment charge recorded to reduce the carrying value of these assets to fair value.

(i)	Reflects the elimination of interest expense and interest income associated with the Mayzure Notes.

RIVIERA RESOURCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANICAL STATEMENTS - Continued

(j)	Reflects the elimination of income tax expense associated with recording a full valuation allowance against Hugoton deferred tax assets.

(k)	Riviera used the effective tax rate to determine the pro forma adjustments due to the Hugoton Basin Assets Sale.